UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 29, 2010
                                                          --------------

                             INVESTORS BANCORP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                       0-51557                 22-3493930
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(State or other jurisdiction     (Commission File No.)     (IRS Employer
 of incorporation)                                          Identification No.)


101 JFK Parkway, Short Hills, New Jersey                          07078
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  (973) 924-5100
                                                     --------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.  Departure of Directors or Certain  Officers;  Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (e) Employment Agreements for Messrs. Richard S. Spengler and Paul Kalamaras. On March 29, 2010, Investors Bancorp, Inc. entered into amended and restated employment agreements with Mr. Richard Spengler, Executive Vice President and Chief Lending Officer of Investors Savings Bank, and Mr. Paul Kalamaras, Executive Vice President of Retail Banking of Investors Savings Bank (collectively, the "Executives"). The term of the employment agreements is 36 months, renewable each year for an additional year such that the remaining term will be three years, unless a notice of non-renewal is provided.

     The employment agreements provide for annual base salaries of $350,000 for Mr. Spengler and $300,000 for Mr. Kalamaras. In addition to base salary, the Executives will be entitled to participate in employee benefit plans and to receive incentive compensation and bonuses as provided in plans in which they are eligible to participate. Each Executive will also be entitled to an automobile, reimbursement of the cost of maintenance and servicing of such automobile, and reimbursement of travel and business expenses, and club fees.

     Upon the occurrence of an involuntary termination of employment or a voluntary termination of employment for "Good Reason" (as defined in the agreements), the agreements provide for severance pay equal to three times the sum of the executive's base salary and highest bonus paid during the last three years, paid in a lump sum on the date of termination, plus at no cost to the executive, continued life insurance, nontaxable medical dental and disability insurance coverage for thirty-six months from the date of termination, and, within 60 days after the date of termination, payment of a lump sum equal to the amount of the pension plan increase that would have accrued for the executive if his employment had continued for an additional thirty-six months. If the termination of employment is due to disability (as defined in the agreements), the agreements provide for continuation of the executive's base salary for the longer of one year or the remaining term of the agreement. If the termination of employment is due to death, the agreements provide for payment of the executive's base salary for one year after the executive's date of death, and continued payment of medical and dental coverage for the executive's family for one year.

     The foregoing description of the employment agreements is qualified in its entirety by reference to the employment agreements that are attached hereto as
Exhibit 10.1 and Exhibit 10.2 of this Current Report, and are incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits

     (a)  Financial Statements of Businesses Acquired. Not applicable

     (b)  Pro Forma Financial Information. Not applicable

     (c)  Shell company transactions. Not applicable

     (d)  Exhibits.

Exhibit No.    Description
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10.1           Employment Agreement for Richard S. Spengler
10.2           Employment Agreement for Paul Kalamaras

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         INVESTORS BANCORP, INC.



DATE:  March 31, 2010               By:  /s/ Kevin Cummings
                                         -------------------------------------
                                         Kevin Cummings
                                         President and Chief Executive Officer